SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

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                  STATE STREET RESEARCH MASTER INVESTMENT TRUST
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         ----------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         3) Filing Party:

         ----------------------------------------------------------------------

         4) Date Filed:

                     STATE STREET RESEARCH INVESTMENT TRUST
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111

Dear Shareholder:
         I would like to tell you about a special meeting of State Street Research Investment Trust shareholders, which is described in the enclosed materials. A number of important proposals will be voted on, and I urge you to vote your enclosed proxy.
         One proposal would increase the fee paid to State Street Research for managing the Trust's portfolio. After a thorough review of the Trust's expense structure and the rationale for the increase, your Trustees have concluded the increase is fair to both the manager and shareholders.
         The increase is necessary for several reasons. The manager is facing increased costs, stemming from the growing complexity of the research and investment management process. Today, we use computer systems and analysis techniques which did not exist a generation ago. In addition, the manager needs to attract and retain top-level research and investment management talent in order to remain competitive.
         Even after the proposed management fee increase -- the first one in the Trust's 73-year history -- the fee will still remain below average for the Trust's peer group.
         Your Trustees have studied this proposal in detail over the past year with a very real concern for the shareholder's interest. They have examined a number of alternatives and extensively analyzed the diverse issues and relevant data. At the end of this difficult decision-making process, the Trustees concluded that the proposed fee increase will serve the long-term interests of shareholders, and therefore recommend it for approval.

         The proxy documents explain the entire proposal in detail, and I encourage you to review them. As always, we are available to answer your questions at 1-800-562-0032. By mailing in your vote today, you can help the Trust avoid the cost of follow-up mailings.
         We appreciate you as a shareholder of State Street Research Investment Trust.
                                          Sincerely,

                                          Ralph F. Verni
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                     STATE STREET RESEARCH INVESTMENT TRUST
                                   a series of
                  State Street Research Master Investment Trust

                              One Financial Center
                           Boston, Massachusetts 02111

                        ---------------------------------

                            NOTICE OF SPECIAL MEETING
                                 OF SHAREHOLDERS
                          To Be Held On August 8, 1997
                        ---------------------------------

         A Special Meeting of Shareholders (the "Meeting") of State Street Research Investment Trust (the "Trust"), a series of State Street Research Master Investment Trust, a Massachusetts business trust (the "Master Trust"), will be held at the offices of the Master Trust, One Financial Center, 31st Floor, Boston, Massachusetts 02111, at 4:00 P.M. on August 8, 1997 for the following purposes:

     1.  To elect Trustees of the Master Trust.

     2. To amend the Trust's investment advisory contract to increase the management fee and to make related changes.

     3.  To amend the Trust's fundamental policy relating to securities lending.

     4. To amend the Trust's fundamental policies regarding diversification of investments.

     5. To ratify the selection of Coopers & Lybrand L.L.P. as the Trust's independent accountants.

     6. To consider and act upon any matter incidental to the foregoing and to transact such other business as may properly come before the Meeting and any adjournments thereof.

         The matters referred to above may be acted upon at said Meeting and any adjournments thereof.

         The close of business on May 20, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

         IT IS VERY IMPORTANT THAT YOUR VOTING INSTRUCTIONS BE RECEIVED NO LATER THAN AUGUST 6, 1997. Instructions for shares held of record in the name of a nominee, such as a broker-dealer or trustee of an employee benefit plan, may be subject to earlier cut-off dates established by such intermediaries to facilitate a timely response.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE MASTER TRUST. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DESIRE TO VOTE IN PERSON AT THE MEETING, YOU MAY REVOKE YOUR PROXY.

                                                       By Order of the Trustees
                                                       FRANCIS J. McNAMARA, III
                                                       Secretary

May 21, 1997
Date of Notice

                              QUESTIONS AND ANSWERS

Q: Why is this material being sent to shareholders and what are they supposed to do with it?

A: This material is being sent to shareholders of the Trust to ask them to vote on some important proposals, including some proposed changes which would (a) increase the fee paid to State Street Research for managing the Trust's portfolio and (b) give the Trust more flexibility in making investments and the Trustees more flexibility to make decisions for the shareholders. You should read the material, mark your vote on the enclosed Proxy Form and send it back. Call 1-800-562-0032 for help with your questions. No abrupt changes in current investment practices are planned. The investment policy proposals provide flexibility that might be useful in the future. By asking for your approval now, future delays and expenses can be avoided. The Trustees recommend that you vote FOR all the proposals.

Q:   What is Proposal 1 relating to the election of Trustees?

A: All of the Trustees, including those who have not been previously elected by shareholders, plus two new nominees, are being presented for election. Background information on all of the candidates is included in the material.

Q:   What is Proposal 2 relating to the increase in management fee?

A: An increase in the management fee would help the Investment Manager meet the increased costs of the investment management process and attract and retain top-level research and management talent.

Q:   What is Proposal 3 on securities lending?

A: Opportunities can arise for the Trust to lend some of the securities it owns to other institutions in exchange for a fee. The borrower returns the securities later, and gives the Trust collateral in the meantime. The proposed change would make clear that securities lending is permitted.

Q:   What is Proposal 4 on diversification of investments?

A: Under current policy, the Trust is limited as to how much it can invest in one company. The change would give the Trust some leeway to invest relatively more in individual companies.

Q: Under Proposal 5, why is the selection of the independent accountants being ratified?

A: The Trust used to be organized as a corporation. When the selection of the accountants was last ratified, the accountants served the predecessor corporation. Now the selection of the accountants as accountants to the successor Trust needs to be similarly ratified.


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Important additional information about the proposals is set forth in the accompanying Proxy Statement. Please read it carefully.
-------------------------------------------------------------------------------

                     STATE STREET RESEARCH INVESTMENT TRUST

                                   a series of

                  State Street Research Master Investment Trust
                              One Financial Center
                           Boston, Massachusetts 02111
                        ---------------------------------

                                 PROXY STATEMENT
                        ---------------------------------



     All of the classes of shares (Class A, Class B, Class C and Class D) of the Trust are entitled to vote on all of the proposals.

     This Proxy Statement is furnished to the shareholders of State Street Research Investment Trust, a series of State Street Research Master Investment Trust, in connection with the solicitation of proxies by and on behalf of the Master Trust's Board of Trustees to be used at a Special Meeting of Shareholders (the "Meeting") of the Master Trust, to be held at the offices of the Master Trust, One Financial Center, 31st Floor, Boston, Massachusetts 02111, at 4:00 P.M., on August 8, 1997, and at any adjournments thereof. Any shareholder who has given a Proxy has the right to revoke it at any time prior to its exercise by attending the Meeting and voting his or her shares in person or by submitting a written notice of revocation or a later-dated Proxy to the Master Trust at the above address prior to the date of the Meeting.

     Shareholders of record of the Master Trust at the close of business on May 20, 1997 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. This Proxy Statement, Proxy and accompanying Notice of Special Meeting of Shareholders were first sent or given to shareholders on or about May 27, 1997. The Master Trust is presently comprised of one portfolio series: State Street Research Investment Trust.

     The chart below reflects the total number of shares issued and outstanding of the Trust as of the record date. Each share is entitled to one vote with a proportionate vote for each fractional share.

      Class A         Class B      Class C      Class D        Total
      -------         -------      -------      -------        -----
     27,614,948     40,440,532    82,930,130    2,985,286    153,970,896

     If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions on the Proxy. The Proxy grants discretion to the persons named therein, as proxies, to take such further action as they may determine appropriate in connection with any other matter which may properly come before the Meeting or any adjournments thereof. The Board of Trustees does not currently know of any matter to be considered at the Meeting other than the matters set forth in the Notice of Special Meeting of Shareholders.

     Except as otherwise provided by the Investment Company Act of 1940, as amended (the "1940 Act"), 30% of the shares entitled to vote constitutes a quorum for the transaction of business at the Meeting. However, under the 1940 Act, 50% of the outstanding voting securities of the Trust must be present to act on proposals 2, 3 and 4. In the event a quorum is not present at the Meeting, or in the event a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of such Meeting without further notice to permit further solicitation of Proxies, provided such persons determine that an adjournment and additional solicitation are reasonable and in the interest of shareholders, after consideration of all relevant factors, including the nature of the relevant proposals, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received and such vote is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy.

     For purposes of determining the presence of a quorum for transacting business at the Meeting and for determining whether sufficient votes have been received for approval of any proposal to be acted upon at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have, or choose not to exercise, discretionary power), may in the discretion of the Master Trust be treated as present at the Meeting and entitled to vote on the matter, but which have not been voted. For this reason, abstentions and broker non-votes could assist the Master Trust in obtaining a quorum; both have the practical effect of a "no" vote for purposes of obtaining the requisite vote for approval of proposals 2 through 5 to be acted upon at the Meeting, but will have no effect on the determination of plurality votes in connection with proposal 1 regarding the election of Trustees.

     In addition to solicitation of Proxies by mail, officers of the Master Trust and officers and employees of State Street Research & Management Company (the "Investment Manager"), affiliates of the Investment Manager, or other representatives of the Master Trust, including independent, proxy solicitation companies, may also solicit Proxies by telephone or in person. A proxy solicitation firm may help with the usual mailing and tabulation effort and may also assist in any special, personal solicitation of Proxies. The costs of retaining a firm to perform the customary as well as special solicitation services are estimated to be $50,000, which would be borne by the Trust, in addition to out-of-pocket expenditures for postage, printing and related items. The Master Trust will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of shares.

     Upon request by a shareholder of the Trust to State Street Research Shareholder Services, One Financial Center, Boston, Massachusetts 02111 at 1-800-562-0032, the annual report and most recent semiannual report succeeding the annual report, if any, for the Trust will be furnished without charge to the requesting shareholder.

         The Trust's distributor (the "Distributor") is State Street Research Investment Services, Inc., One Financial Center, Boston, Massachusetts 02111.

                                   PROPOSAL 1
                              ELECTION OF TRUSTEES

                                The shareholders of the Trust are being asked to
elect the persons named below to serve as Trustees of the Master Trust.
All shares represented by valid proxies will be voted in favor of the election of the persons named, unless authority to vote therefor is withheld. The individuals named have agreed to serve as Trustees if elected. If for any reason any one of them should not be available for election as contemplated, the proxies hereby solicited may, unless otherwise limited, be voted to elect such substitute individuals, if any, as may be designated by the Board of Trustees, subject to the applicable provisions of the Investment Company Act of 1940 (the "1940 Act"). This election will help assure continued compliance with 1940 Act provisions regarding the election of Trustees. Background information on all of the Trustees has been provided.

                                                     Shares of Trust
                                              Deemed Beneficially Owned on
                                                     March 31, 1997
                                             ---------------------------------
                                             Number of Shares  /   % of Class
                                             ---------------------------------
                          Position with
              Name        Master Trust          Class A           Class C
              ----        -------------         -------           -------

Steve A. Garban (2)          None

Malcolm T. Hopkins (2)       None

Edward M. Lamont             Trustee

Robert A. Lawrence           Trustee

Dean O. Morton               Trustee                              1,553 / (3)

Thomas L. Phillips           Trustee                            892,134 / 1.1%

Toby Rosenblatt              Trustee                            488,316 / (3)

Michael S. Scott Morton      Trustee

*Ralph F. Verni              Trustee,           12,939 / (3)
                             Chairman
                             of the Board,
                             Chief Executive
                             Officer and
                             President

Jeptha H. Wade               Trustee


Trustees and Principal
  Officers as a Group                           12,939 / (3)    1,382,003 / 1.6%

---------------------

* Individual who is deemed to be an "interested person" of the Trust under the 1940 Act because of his affiliation with the Trust's investment manager.

(1) In 1989, the Master Trust became the successor to State Street Investment Corporation and all the then Directors of the Predecessor State Street Investment Corporation became Trustees of the Master Trust.

(2) Mr. Garban and Mr. Hopkins are being nominated for the first time to serve as Trustees of the Master Trust.

(3)  Less than 1%.

     Steve A. Garban is retired and was formerly Senior Vice President, Finance and Operations and Treasurer, The Pennsylvania State University. He is 59. Mr. Garban's other principal business affiliations include Director of Metropolitan Series Fund, Inc. Mr. Garban is also a Trustee or Director of eight other investment companies for which the Investment Manager serves as investment adviser.

     Malcolm T. Hopkins is engaged primarily in private investments. Previously, he was Vice Chairman of the Board and Chief Financial Officer, St. Regis Corp. (forest and paper products). He is 69. Mr. Hopkins's other principal business affiliations include Director of Metropolitan Series Fund, Inc., The Columbia Gas System, Inc., MAPCO, Inc., EMCOR GROUP, INC., U.S. Home Corporation and Phar-Mor, Inc. Mr. Hopkins is also a Trustee or Director of eight other investment companies for which the Investment Manager serves as investment adviser.

     Edward M. Lamont is engaged principally in private investments and civic affairs, and is an author of business history. Previously, he was with Morgan Guaranty Trust Company of New York. Mr. Lamont has served as a Trustee of the Master Trust since 1989, and as a Director of the Master Trust's predecessor from 1965 to 1971 and from 1982 to 1989. He is 70. Mr. Lamont's other principal business affiliations include Director of Sun Life Insurance and Annuity Company of New York. Mr. Lamont is also a Trustee or Director of ten other investment companies for which the Investment Manager serves as investment adviser.

     Robert A. Lawrence's principal occupation is Associate of Saltonstall & Co., a private investment firm. During the past five years he has also served as Partner of that firm. Mr. Lawrence has served as a Trustee of the Master Trust since 1989, and as a Director of the Master Trust's predecessor from 1986 to 1989. He is 70. Mr. Lawrence's other principal business affiliations include Director of Metropolitan

Series Fund, Inc., New York Times Company and Fifty Associates (a real estate investment trust). Mr. Lawrence is also a Trustee or Director of ten other investment companies for which the Investment Manager serves as investment adviser.

     Dean O. Morton is retired and was formerly Executive Vice President, Chief Operating Officer and Director, Hewlett-Packard Company. Mr. Morton has served as a Trustee of the Master Trust since 1989, and as a Director of the Master Trust's predecessor from 1974 to 1989. He is 65. Mr. Morton's other principal business affiliations include Director of Metropolitan Series Fund, Inc., Alza Corp. (a therapeutic systems developer), Raychem Corp. (a materials science company), The Clorox Company (a consumer products company), Tencor Instruments (a scientific instruments company) and Centigram Communications Corporation (a communication equipment company). Mr. Morton is also a Trustee or Director of ten other investment companies for which the Investment Manager serves as investment adviser.

     Thomas L. Phillips is retired and was formerly Chairman of the Board and Chief Executive Officer of Raytheon Company, of which he remains a Director. Mr. Phillips has served as a Trustee of the Master Trust since 1989, and as a Director of the Master Trust's predecessor from 1973 to 1989. He is 73. Mr. Phillips's other principal business affiliations include Director of John Hancock Mutual Life Insurance Company, Knight-Ridder, Inc. and Digital Equipment Corporation. Mr. Phillips is also a Trustee of nine other investment companies for which the Investment Manager serves as investment adviser.

     Toby Rosenblatt's principal occupations during the past five years have been President of The Glen Ellen Company, a private investment company, and Vice President of Founders Investments Ltd. Mr. Rosenblatt has served as a Trustee of the Master Trust since 1990. He is 58. Mr. Rosenblatt's other principal business affiliations include Director of Biosource Technologies, Inc., Advanced Polymer Systems, Inc. and Pherin

Corporation (proprietary compounds for human health). Mr. Rosenblatt is also a Trustee or Director of ten other investment companies for which the Investment Manager serves as investment adviser.

     Michael S. Scott Morton's principal occupation during the past five years has been Jay W. Forrester Professor of Management at Sloan School of Management, Massachusetts Institute of Technology. Dr. Scott Morton has served as a Trustee of the Master Trust since 1989. He is 59. Dr. Scott Morton's other principal business affiliations include Director of Metropolitan Series Fund, Inc. and Sequent Computer Systems, Inc. (a computer manufacturer). Dr. Scott Morton is also a Trustee or Director of ten other investment companies for which the Investment Manager serves as investment adviser.

     Ralph F. Verni's principal occupation is Chairman of the Board, President, Chief Executive Officer and Director of the Investment Manager. Mr. Verni has served as a Trustee of the Master Trust since 1992. He is 54. During the past five years he also served as President and Chief Executive Officer of New England Investment Companies and as Chief Investment Officer and Director of New England Mutual Life Insurance Company. Mr. Verni's other principal business affiliations include Chairman of the Board and Director of State Street Research Investment Services, Inc. and, until February 1996, prior positions as President and Chief Executive Officer; Chairman of the Board, President, Chief Executive Officer and Director of GFM International Investors Limited; Director of CML Group, Inc. (consumer specialty company); member of the Advisory Board of Commonwealth Capital Ventures, L.P.; Director of SSR Realty Advisors, Inc.; and President, Chief Executive Officer and Director of SSRM Holdings, Inc. Mr. Verni is also a Trustee or Director of ten other investment companies for which the Investment Manager serves as investment adviser.

     Jeptha H. Wade is retired and was formerly Of Counsel for the law firm Choate, Hall & Stewart. He was a partner of that firm from 1960 to 1987. Mr. Wade has served as a Trustee of the Master Trust since 1992. He is 72. Mr. Wade's other principal business affiliations include Director of Cleveland-Cliffs, Inc. (a natural resource company). Mr. Wade is also a Trustee of nine other investment companies for which the Investment Manager serves as investment adviser.

     A candidate elected as a Trustee will serve as such until any successor is elected and qualified. A Trustee serves until he retires, resigns or is removed as provided in the Declaration of Trust, as amended ("Master Trust Agreement") of the Master Trust. The Master Trust is not required to hold regularly scheduled annual meetings for the election of Trustees. (See "No Annual Meetings of Shareholders" below.)

     The following persons are principal officers, but not Trustees, of the Master Trust:

     Peter C. Bennett has served as Vice President of the Master Trust since 1993. He is 58. His principal occupation is Executive Vice President and Director of the Investment Manager. During the past five years, he has also served as Senior Vice President of the Investment Manager. Mr. Bennett's other principal business affiliations include Director and Chairman of of the Compensation Committee of Boston Private Bank & Trust Company; Executive Vice President of GFM International Investors Limited; and Director of State Street Research Investment Services, Inc.

     Gerard P. Maus has served as Treasurer of the Master Trust since 1993. He is 46. His principal occupation is Executive Vice President, Treasurer, Chief Financial Officer and Director of the Investment Manager. During the past five years he has also served as Executive

Vice President and Chief Financial Officer of New England Investment Companies and as Senior Vice President and Vice President of New England Mutual Life Insurance Company. Mr. Maus's other principal business affiliations include Executive Vice President, Treasurer, Chief Financial Officer and Director of State Street Research Investment Services, Inc.; Treasurer and Chief Financial Officer of SSRM Holdings, Inc.; Executive Vice President, Chief Financial Officer and Chief Administrative Officer of GFM International Investors Limited; and Director of SSR Realty Advisors, Inc.

     Francis J. McNamara, III has served as Secretary and General Counsel of the Master Trust since 1995. He is 41. His principal occupation is Executive Vice President, General Counsel and Secretary of the Investment Manager. During the past five years he has also served as Senior Vice President of the Investment Manager and as Senior Vice President and General Counsel of The Boston Company Inc., Boston Safe Deposit and Trust Company and The Boston Company Advisors, Inc. Mr. McNamara's other principal business affiliations include Senior Vice President, General Counsel and Clerk of State Street Research Investment Services, Inc.; Secretary and General Counsel of SSRM Holdings, Inc.; and Executive Vice President, General Counsel and Director of GFM International Investors Limited.

     Dudley F. Wade has served as Vice President of the Master Trust since 1972. He is 78. His principal occupation during the past five years has been Senior Vice President of the Investment Manager.

     James M. Weiss has served as Vice President of the Master Trust since 1996. He is 50. His principal occupation is Senior Vice President of the Investment Manager. During the past five years he has also served as President and Chief Investment Officer of IDS Equity Advisors and as Senior Vice President of Stein, Roe & Farnham.

     John T. Wilson has served as Vice President of the Master Trust since 1996. He is 33. His principal occupation is Vice President of the Investment Manager. During the past five years he has also served as an analyst and portfolio manager at Phoenix Home Life Mutual Insurance Company and, from 1995 to 1996 as a Vice President of Phoenix Investment Counsel, Inc.

     These officers are deemed to be "interested persons" of the Trust under the 1940 Act inasmuch as they are affiliated with the Investment Manager as noted.

Board Meetings and Committees

         During the fiscal year ended December 31, 1996, the Board of Trustees held a total of four meetings.

     The Audit Committee of the Board of Trustees held two meetings during the fiscal year ended December 31, 1996. The present members of the Audit Committee are Messrs. Morton, Scott Morton and Wade. The duties of this Committee include meeting with representatives of the Master Trust's independent public accountants both to review the range of the accountants' activities and to discuss the Master Trust's system of internal controls. Thereafter, this Committee reports to the Board on the Committee's findings and recommendations concerning internal accounting matters as well as its recommendation for retention or dismissal of the auditing firm.

     The Nominating Committee of the Board of Trustees met twice in 1995 and once thus far in 1997. The present members of the Nominating Committee are Messrs. Morton, Phillips, Scott Morton and Wade. The duties of this Committee include consideration of recommendations on nominations for Trustees, review of the composition of the Board, and recommendations respecting attendance, frequency of meetings and similar matters. The Nominating Committee will consider nominees recommended by shareholders; shareholders may submit recommendations to the attention of the Secretary, State Street Research Master Trust, One Financial Center, 30th Floor, Boston, Massachusetts 02111.

Remuneration of Principal Officers and Trustees

     The executive officers of the Master Trust and those of its Trustees who are officers of the Investment Manager receive no direct remuneration from the Master Trust. Such executive officers and Trustees receive remuneration from the Investment Manager. Trustees who are not officers of the Investment Manager are compensated for attendance at each meeting of the Board of Trustees and committees of the Board and reimbursed for reasonable expenses incurred in connection therewith, and are paid an annual retainer.

     The Trustees have been compensated as follows:

                                                    Total Compensation
                                                     from Master Trust
                          Aggregate Compensation     and Complex Paid
    Name of Trustee       from Master Trust  (1)     to Trustees  (2)
    ---------------       ----------------------     ----------------

Edward M. Lamont                 $4,000                  $ 59,375
Robert A. Lawrence               $4,000                  $ 92,125
Dean O. Morton                   $4,200                  $ 96,125
Thomas L. Phillips               $4,000                  $ 59,375
Toby Rosenblatt                  $4,000                  $ 59,375
Michael S. Scott Morton          $4,400                  $100,325
*Ralph F. Verni                  $    0                  $      0
Jeptha H. Wade                   $4,200                  $ 63,375

* Individual who is deemed to be an "interested person" of the Trust under the 1940 Act because of his affiliation with the Trust's investment manager.
(1)  For the Trust's fiscal year ended December 31, 1996.
(2) Includes compensation on behalf of all series of 12 investment companies for which the Investment Manager served directly or indirectly as investment adviser, or for which State Street Research Investment Services, Inc. served as distributor. "Total Compensation from Master Trust and Complex Paid to Trustees" is for the 12 months ended December 31, 1996.
     The Master Trust does not provide any pension or retirement benefits for the Trustees.

Required Vote

     A plurality of the votes properly cast in person or by proxy at the Meeting, provided a quorum is represented, is required for the election of a Trustee.

                                   PROPOSAL 2
                  TO AMEND THE INVESTMENT ADVISORY CONTRACT TO
              INCREASE THE MANAGEMENT FEE AND MAKE RELATED CHANGES

         This proposal is to amend the Investment Advisory Contract ("Advisory Contract") to increase the management fee which the Trust pays to the Investment Manager and to make related changes in the Advisory Contract. Under the Advisory Contract, the management fee is computed as a percentage of the average net assets of the Trust on an annualized basis. The following chart shows the current level of the management fee and the proposed level.

             C u r r e n t                  P r o p o s e d
   ---------------------------------  --------------------------------------

                                                            First    Succeeding
                                                             Year       Years
                                                             ----       -----

            Assets           Fee %                Assets     Fee %      Fee %
            ------           -----                ------     -----      -----
Up to $200,000,000           0.50%     Up to $500,000,000    0.41%       0.55%
Next $100,000,000           0.375%     Next $500,000,000     0.41%       0.50%
Next $200,000,000            0.30%     Over $1,000,000,000   0.41%       0.45%
Over $500,000,000            0.25%

Effective fee rate based               Effective fee rate
upon 1996 average net                  based upon 1996
assets                       0.31%     average net assets    0.41%       0.51%

As reflected in the above chart, the proposed increase in the management fee would be phased in over two years. In the first phase, a partial increased fee would be applicable during the first year after shareholder approval; and in the second phase, the final proposed fee would be applicable to succeeding years.

Rationale and Background for Proposal

         In reviewing the proposed management fee increase, the Trustees considered the Trust's anticipated short- and long-term needs for investment personnel, the growth in technological and administrative requirements, and the management fees of comparable funds, as well as other factors as described below. The following conclusions were reached:
    [bullet]  In today's highly complex investment world, the Investment
              Manager and the Trustees both believe an increased fee will help the Investment Manager remain competitive in attracting and retaining the investment personnel necessary to manage the portfolio.
    [bullet] The Trustees considered today's ever-expanding securities markets, which operate continuously around the globe. Additional resources will help the Investment Manager maintain state-of-the-art computer systems, access information, and analyze strategies using the most sophisticated means. Additional resources are also needed to administer the Trust by virtue of its size and the growing complexities of portfolio transactions domestically and internationally.
    [bullet] The Trustees considered the management fees paid by comparable funds available to investors. The Trust's current fee rate is substantially below average for comparable funds in the growth & income category and the Trustees recommend that it be raised closer to the average. The Trustees also believe the proposed fee is reasonable in relation to the overall advisory fee structure for other mutual funds in all categories managed by the Investment Manager.

         The Trustees reached these conclusions after discussing and deliberating the issues in a number of meetings for more than a year. The Trustees believe that they have carefully and thoroughly examined the questions and alternatives. The Trustees met with the Investment Manager several times, and the independent Trustees also met among themselves at various times during their deliberations. The independent Trustees also obtained the advice of their own legal counsel. Throughout the process, they asked the Investment Manager in-depth questions about current operations and the profit margins and profitability of managing the Trust and other funds in the State Street Research family of funds. The Investment Manager provided insights on the competition it faces in attracting top personnel. The Trustees reviewed the Investment Manager's recent additions of portfolio managers, analysts and others involved in research and quantitative analysis. The Investment Manager made presentations on the investment strategies, techniques and theories it currently uses or is exploring for use in managing the portfolio of the Trust. The Trustees considered the Investment Manager's personnel plans and investment initiatives, not only as they relate to domestic investments, but also as they relate to international investing. The Investment Manager described its current technological capabilities and the progress being made with the development of its next generation of computer systems.

         The Trustees spent substantial time reviewing the management fee levels for other funds in the Trust's peer group. The Trustees reviewed the data on other management fees based on a broad range of parameters, such as the relative asset levels and age of similar funds, asset breakpoint levels for a declining fee rate structure, "what-if" scenarios for changing asset levels, flat fees versus breakpoints and the effects of inflation. The proposed fee will remain below average for the Trust's peer group.

         The Trustees reviewed the 73-year performance history of the Trust and the fact that the Investment Manager and its founders have been the sole investment adviser to the Trust during the entire time. The Trustees gave substantial weight to that history and the historical importance of continuity through the many market cycles since the Trust's inception in 1924.

         Until 1990, when the Trust commenced a continuous public offering of its shares to the general public, it was not subject to the effects of large cash flows from the purchase and redemption of shares. The Investment Manager and the Trustees believe that managing a portfolio with cash flows from a greater number of shareholders requires more resources than prior to 1990.

         The Investment Manager has agreed that if the proposed increase in the management fee is approved, it will voluntarily assume the nondistribution expenses of the Trust to the extent they exceed 0.75% of the Trust's net assets on an annualized basis. The voluntary limit applies to all expenses, including the new management fee, but does not apply to the expenses of the Trust under its Rule 12b-1 plan. As more fully described below, the Rule 12b-1 fees are essentially expenses that are paid by the Trust but are borne indirectly by the shareholders who elect to buy a particular class of shares. In the event the Investment Manager determines to terminate or modify its voluntary subsidy of expenses, the Trustees would, in the course of their annual consideration of the renewal of the Advisory Contract, take such action as they deem appropriate.

         The new voluntary expense limit of 0.75% would not replace the express expense limit of 1% that is in the Advisory Contract. However, the Investment Manager and the Trustees are proposing that the language of this express 1% limit be changed to accommodate the development of Rule 12b-1 fees and the sale of multiple class shares which did not exist at the time the 1% limit was initially included in the Advisory Contract. In 1993, the Trust made multiple classes of shares (Classes A, B, C and D) available for the first time. Since that time, investors have been able to select the class with the distribution expense structure most appropriate for their particular circumstances, including the desired combination of front-end sales loads, deferred loads and Rule 12b-1 fees, (ranging from 0.25% to 1%). The Rule 12b-1 fees received by the Trust's distributor are used primarily to pay the brokers who sold the shares to the shareholder and who service the account. Class C shares, which includes all shares outstanding prior to the 1993 conversion to multiple classes, are not subject to any Rule 12b-1 fees. While the Rule 12b-1 fees are only charged against the relevant class of shares and therefore incurred only by the shareholders who chose to invest in that class, all the Rule 12b-1 fees are considered expenses of the Trust and are therefore subject to the current 1% expense limit. Accordingly, the language in the Advisory Contract will be revised to keep Rule 12b-1 fees outside of the group of expenses to which the 1% limit applies. If the proposal is adopted, the Trust will have the benefit of the voluntary 0.75% expense limit described above as well as the express 1.00% expense limit, but neither limit would include Rule 12b-1 fees. Rule 12b-1 fees are limited in cumulative amount over time by the National Association of Securities Dealers' Rules of Fair Practice.

         The aggregate amount of the management fee during the Trust's most recent fiscal year ended December 31, 1996 was $3.866 million. Had the proposed management fee for the first year been in effect during 1996, the management fee would have been $5.053 million; the difference between the actual fee and the fee had the first year rate been in effect in 1996 represents 31% of the actual fee for 1996. Had the proposed fee schedule for succeeding years been in effect during 1996, the management fee would have been $6.296 million; the difference between the actual fee and the fee had the schedule for succeeding years been in effect in 1996 represents 63% of the actual fee for 1996.

         The charts below show the current expenses of the Trust and the pro forma expenses of the Trust assuming approval of this proposal (based on results for 1996 and on the level of assets at the end of that year). The management fee is computed as a percentage of the average net assets of the Trust on an annualized basis. Class C shares represent the largest outstanding class, followed by Class B, A and D as indicated:

Class C Shares (approximately 57.8% of shares outstanding)

                                         Annual Trust Operating Expenses
                                     (as a percentage of average net assets)
                                     ---------------------------------------

                                       Actual    Pro Forma        Pro Forma
                                        1996    First Year    Succeeding Years
                                       ------   ----------    ----------------

Management Fees......................  0.31%         0.41%         0.51%
Other Expenses.......................  0.19%         0.19%         0.19%
                                       -----         -----         -----

     Trust Operating Expenses
        Before 12b-1 Fees............  0.50%         0.60%         0.70%
                                       -----         -----         -----

12b-1 Fees...........................   None          None          None

     Total Trust Operating Expenses..  0.50%         0.60%         0.70%
                                       =====         =====         =====

     Example(3)

     You would pay the following expenses on a $1,000 investment (which is not subject to any initial or contingent deferred sales charge) and assuming
     (1) 5% annual return and (2) redemption of the entire investment at the end of each time period:

     1 Year..........................   $ 5           $ 6           $ 7
     3 Years.........................   $16           $19           $22
     5 Years.........................   $28           $33           $39
     10 Years........................   $63           $75           $87

    Class B Shares (approximately 23.6% of shares outstanding)

                                         Annual Trust Operating Expenses
                                     (as a percentage of average net assets)
                                     ---------------------------------------

                                       Actual    Pro Forma        Pro Forma
                                        1996    First Year    Succeeding Years
                                       ------   ----------    ----------------

Management Fees......................  0.31%         0.41%         0.51%
Other Expenses.......................  0.19%         0.19%         0.19%
                                       -----         -----         -----

     Trust Operating Expenses
        Before 12b-1 Fees............  0.50%         0.60%         0.70%
                                       -----         -----         -----

12b-1 Fees...........................  1.00%         1.00%         1.00%
                                       -----         -----         -----

     Total Trust Operating Expenses..  1.50%         1.60%         1.70%
                                       =====         =====         =====

     Example(3)

     You would pay the following expenses on a $1,000 investment including the maximum applicable initial or contingent deferred sales charge and assuming
     (1) 5% annual return and (2) redemption of the entire investment at the end of each time period:

     1 Year..........................  $ 65          $ 66          $ 67
     3 Years.........................  $ 77          $ 80          $ 84
     5 Years.........................  $102          $107          $112
     10 Years........................  $159          $170          $181

     You would pay the following expenses on the same investment, assuming no redemption:

     1 Year..........................  $ 15          $ 16          $ 17
     3 Years.........................  $ 47          $ 50          $ 54
     5 Years.........................  $ 82          $ 87          $ 92
     10 Years........................  $159          $170          $181

Class A Shares (approximately 16.6% of shares outstanding)

                                         Annual Trust Operating Expenses
                                     (as a percentage of average net assets)
                                     ---------------------------------------

                                       Actual    Pro Forma        Pro Forma
                                        1996    First Year    Succeeding Years
                                       -----    ----------    ----------------

Management Fees......................  0.31%         0.41%         0.51%
Other Expenses.......................  0.19%         0.19%         0.19%
                                       -----         -----         -----

     Trust Operating Expenses
        Before 12b-1 Fees............  0.50%         0.60%         0.70%
                                       -----         -----         -----

12b-1 Fees...........................  0.25%         0.25%         0.25%
                                       -----         -----         -----

     Total Trust Operating Expenses..  0.75%         0.85%         0.95%
                                       =====         =====         =====

     Example(3)

     You would pay the following expenses on a $1,000 investment including the maximum applicable initial or contingent deferred sales charge and assuming
     (1) 5% annual return and (2) redemption of the entire investment at the end of each time period:

     1 Year..........................  $ 52          $ 53          $ 54
     3 Years.........................  $ 68          $ 71          $ 74
     5 Years.........................  $ 85          $ 90          $ 95
     10 Years........................  $134          $145          $156

Class D Shares (approximately 2% of shares outstanding)

                                         Annual Trust Operating Expenses
                                     (as a percentage of average net assets)
                                     ---------------------------------------

                                       Actual    Pro Forma        Pro Forma
                                        1996    First Year    Succeeding Years
                                       ------   ----------    ----------------

Management Fees......................  0.31%         0.41%         0.51%
Other Expenses.......................  0.19%         0.19%         0.19%
                                         -----       -----         -----

     Trust Operating Expenses
        Before 12b-1 Fees............  0.50%         0.60%         0.70%
                                       -----         -----         ----

12b-1 Fees...........................  1.00%         1.00%         1.00%
                                       -----         -----         -----

     Total Trust Operating Expenses..  1.50%         1.60%         1.70%
                                       =====         =====         =====

     Example(3)

     You would pay the following expenses on a $1,000 investment including the maximum applicable initial or contingent deferred sales charge and assuming
     (1) 5% annual return and (2) redemption of the entire investment at the end of each time period:

     1 Year..........................  $ 25          $ 26          $ 27
     3 Years.........................  $ 47          $ 50          $ 54
     5 Years.........................  $ 82          $ 87          $ 92
     10 Years........................  $179          $190          $201

     You would pay the following expenses on the same investment, assuming no redemption:

     1 Year..........................  $ 15            $ 16          $ 17
     3 Years.........................  $ 47            $ 50          $ 54
     5 Years.........................  $ 82            $ 87          $ 92
     10 Years........................  $179            $190          $201

 .........

Footnotes for the above charts:

1 Ten-year figures assume conversion of Class B shares to Class A shares at the end of eight years. The maximum 5% contingent deferred sales charge on Class B shares applies to redemptions during the first year after purchase; the charge declines thereafter and no contingent deferred sales charge is imposed after the fifth year.

2 Class D shares are subject to a 1% contingent deferred sales charge on any portion of the purchase redeemed within one year of the sale.

3 The examples should not be considered a representation of past or future return or expenses. Actual return or expenses may be greater or less than shown.

Additional Information on the Investment Manager

Comparative information on the Trust and other mutual funds
with similar investment objectives managed by the Investment Manager is set forth below:
                            Net Assets
                              as of               Annualized Compensation Rate
  Fund                   December 31, 1996             as % of Net Assets
  ----                   -----------------             ------------------

  State Street Research  $1,345.9 million  0.50% on first $200 million of assets
    Investment Trust                       0.375% on next $100 million of assets
                                           0.30% on next $200 million of assets
                                           0.25% on excess over $500 million
                                             of assets

  State Street Research    $136.4 million  0.65% of assets
    Equity Investment
    Fund(1)

  State Street Research    $276.7 million  0.50% of assets
    Exchange Fund(2)

  State Street Research  $1,597.8 million  0.50% on first $5 million of assets
    Growth Portfolio(3)                    0.375% on next $5 million of assets
    (a series of                           0.25% on next $190 million of assets
    Metropolitan Series                    0.20% on excess over $200 million
    Fund, Inc.)                              of assets

-------------------
1 Historically, State Street Research Investment Services, Inc., the Distributor, has assumed a portion of the Fund's expenses because of the Fund's small size; there is no assurance that the subsidy will continue in the future.

2 This Fund is not currently offered to the general public.

3 The Investment Manager serves as a sub-adviser to this fund. A shareholder proposal to increase the advisory and sub-advisory fees is pending. The proposed sub-advisory fee schedule is 0.40% on the first $500 million of assets; 0.35% on the next $500 million of assets; and 0.30% on the excess over $1,000 million of assets.


         The Investment Manager executes portfolio transactions for the Trust through a number of broker-dealers. When it appears that a number of firms could satisfy the required standards as to price and brokerage services in respect of a particular transaction, consideration may also be given to services other than execution services which certain of such firms have provided in the past or may provide in the future. Other services include supplemental investment research, general economic, political and business information, analytical and statistical data, computer software and databases, including those used for portfolio analysis and modeling, and portfolio evaluation services and data regarding the relative performance of accounts.

         Certain nonexecution services provided by broker-dealers may in turn be obtained by the broker-dealers from third parties who are paid for such services by the broker-dealers. The Investment Manager has an investment of less than ten percent of the outstanding equity of one such third party which is engaged in the development and licensing of trading systems which include portfolio analysis and modeling and other research and investment decision-making capabilities. The Investment Manager may allocate brokerage to broker-dealers who in turn pay this third party for the portion of the third party's trading system provided to the Investment Manager which is estimated by the Investment Manager to provide appropriate assistance in the investment decision-making process. Because of its minority interest in the third party, the Investment Manager could be said to benefit indirectly from such brokerage allocation.

         The Investment Manager regularly reviews and evaluates the services furnished by broker-dealers. Some research and execution services may benefit the Investment Manager's clients as a whole, while others may benefit a specific segment of clients. Not all such services may necessarily be used exclusively for research and execution services in connection with the accounts which pay the commissions to the broker-dealer producing the services. Where appropriate, a portion of the costs of services may be allocated for payment by the Investment Manager rather than through commissions.

         The Investment Manager has no fixed agreements or understandings with any broker-dealer as to the amount of brokerage business which that firm may expect to receive for services supplied to the Investment Manager or otherwise. There may be, however, understandings with certain firms that in order for such firms to be able to continuously supply certain services, they need to receive an allocation of a specified amount of brokerage business. These understandings are honored to the extent possible in accordance with the policies set forth above.

         Under a Plan of Distribution Pursuant to Rule 12b-1, the Trust pays service and distribution fees to the Distributor which are used for distribution purposes including payments to pay or reimburse securities dealers and others for personal services and/or the maintenance on servicing of shareholder accounts. The amount of fees under such plan was $3,104,683 for the fiscal year ended December 31, 1996, and all such fees were used for distribution expenses, primarily for payments to dealers, including MetLife Securities, Inc., an affiliate of the Investment Manager.

         Under a Shareholders' Administrative Services Agreement between the Master Trust and the Distributor, the Distributor provides shareholders' administrative services, such as responding to inquiries and instructions from investors respecting the purchase and redemption of shares of the Trust. The amount of fees paid by the Trust under such arrangement was $300,333 for the fiscal year ended December 31, 1996. Under certain arrangements for Metropolitan to provide subadministration services, Metropolitan may receive a fee for the maintenance of certain share ownership records for participants in sponsored arrangements, employee benefit plans, and similar programs or plans, through or under which the Trust's shares may be purchased. The amount of fees paid by the Trust under such arrangement was $81,398 for the fiscal year ended December 31, 1996. The arrangements described in this paragraph will continue whether or not the proposed advisory fee increase is approved by shareholders.

                 ----------------------------------------------


         The current Investment Advisory Contract, dated May 1, 1989, was last submitted to a vote of shareholders of the Trust on January 18, 1983 in connection with the acquisition by the Metropolitan Life Insurance Company of the business and assets of the predecessor of the Investment Manager.
         The Board of Trustees unanimously recommends that shareholders vote FOR approval of this proposal.
         The current Investment Advisory Agreement would be amended and restated to reflect the above changes, as set forth in Exhibit A to this Proxy Statement.

                                   PROPOSAL 3
                                  TO AMEND THE
                    TRUST'S FUNDAMENTAL POLICY ON LENDING TO
                            PERMIT SECURITIES LENDING

     It is the Trust's current policy:

     "not to make loans to individuals, but it is also the Trust's policy to purchase, when deemed advisable, portions of issues of bonds, debentures or other securities issued by persons other than the Trust, which purchases may or may not be made upon the original issue of the securities."

     Securities lending, when practiced as described below, could be an attractive investment alternative for the Trust from time to time. The Trust believes that the current policy permits securities lending. However, to clarify this policy and resolve any ambiguity as to whether, under the above language, securities lending is permitted, the Trustees propose that the policy be revised to read as follows. It will be the policy of the Trust:

     "not to lend money; however, the Trust may lend portfolio securities and purchase bonds, debentures, notes, bills and any other debt-related instruments or interests (and enter into repurchase agreements with respect thereto)."

     In a securities lending arrangement the Trust would lend securities to an institution which wants to borrow the securities to, for example, have securities in readily deliverable form to settle a sale where the borrower's own securities are for some reason unavailable; the borrower may also want to cover a short sale. As compensation for lending securities, the Trust would retain all (or a portion) of interest received on the investment of cash collateral received or receive a fee from the borrower.

     If the proposed revised policy is adopted by the shareholders, the Trust would be able to lend portfolio securities up to a maximum in value of 33-1/3% of its total assets. Whenever any such loan is made, the Trust will receive collateral in the form of cash or cash equivalents (e.g., U.S. Government obligations) equal to at least 100% of the current market value of the loaned securities plus accrued interest. Collateral received by the Trust will generally be held in the form tendered, although cash may be invested in short-term securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, irrevocable stand-by letters of credit issued by a bank, or any combination thereof. The investing of cash collateral received from loaning portfolio securities involves leverage which magnifies the potential for gain or loss on monies invested and, therefore, results in an increase in the volatility of the Trust's outstanding securities. Such loans may be terminated at any time. The Trust will retain most rights of ownership of the loaned securities including rights to dividends, interest or other distributions on the loaned securities. Voting rights pass with the lending, although the Trust may call loans to vote proxies if desired. Should the borrower of the securities fail financially, there is a risk of delay in recovery of the securities or loss of rights in the collateral. Loans would be made only to borrowers which are deemed by the Investment Manager to be of good financial standing. The Trust has no intention of making loans of portfolio securities to individuals.

     The Trustees believe that the proposed revised policy is in the best interests of the Trust. The Trustees, including the Trustees who are not interested persons, recommend a vote FOR approval of this proposal. If the proposal is not approved by the shareholders, the Trust's present investment policy will remain in effect.

                                   PROPOSAL 4
                    TO AMEND THE TRUST'S FUNDAMENTAL POLICIES
                    REGARDING DIVERSIFICATION OF INVESTMENTS


      The fundamental policy of the Trust regarding diversification of investments currently reads as follows:

     It is the policy of the Trust:

     "(1) not to purchase for its portfolio a security of any one issuer (other than the United States or its instrumentalities) if such purchase at the time would cause more than 5% of the total assets of the Trust (taken at market value) to be invested in the securities of such issuer; and

      (2) not to purchase for its portfolio a security of any one issuer if such purchase at the time thereof would cause more than 10% of any class of securities of such issuer to be held by the Trust."

     In order to provide greater flexibility in managing the investments of the Trust, as more fully described below, the proposal is to change the above policies to read for the Trust as follows:

     It would be the policy of the Trust:

     "not to purchase a security of any one issuer (other than securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities or mixed-ownership Government corporations) if such purchase would, with respect to 75% of the Trust's total assets, cause more than 5% of the Trust's total assets to be invested in the securities of such issuer or cause more than 10% of the voting securities of such issuer to be held by the Trust."

     Under the current policies, the Trust may not invest more than 5% of its total assets in any one issuer ("5% issuer test"). In addition, the Trust may not invest in an issuer if the investment would result in the Trust owning more than 10% of any class of securities of an issuer ("10% securities test"). U.S. Government securities are not counted. The significant difference between the current policies and proposed policy is that under the proposed policy, the 5% issuer test and the 10% securities test would only apply to 75% of the Trust's assets, thereby giving the Trust the investment flexibility to exceed the 5% issuer test and the 10% securities test as to the remaining 25% of the Trust's assets.

     The added flexibility to make an investment resulting in more than 5% of the Trust's assets being invested in one issuer would enable the Trust to take advantage of potential investment opportunities where, for example, the particular issuer appears to be very attractive because of its investment potential, its high creditworthiness, or any other compelling financial reasons. In addition, where a relatively low supply of other comparable issuers exists, the Trust could be interested in investing more in the limited number of issuers available. In short, circumstances can arise where the best interests of shareholders can be served by exceeding the 5% issuer test. Similarly, as the Trust increases in size, its portfolio purchases get larger and could from time to time comprise more than 10% of the voting securities of a small issuer. Accordingly, the proposed change would give the Trust flexibility in its investments as it grows.

     The Trust has no present plan to change its investment approach if the proposal is adopted. Adoption of the proposal would simply provide helpful flexibility for possible use under the right circumstances in the future.

     The Trust intends to implement and monitor the operation of the new policy subject to market, regulatory or other developments.

     The Trustees, including the Trustees who are not interested persons, recommend a vote FOR approval of this proposal. If the proposal is not approved by the shareholders of the Trust, the Trust's present investment policies will remain in effect.

                                   PROPOSAL 5
               TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P.
                  AS THE MASTER TRUST'S INDEPENDENT ACCOUNTANTS

         The Board of Trustees has selected the firm of Coopers & Lybrand L.L.P. as independent accountants for the Master Trust for its fiscal year ending December 31, 1997. Shareholders are being asked to ratify the selection of Coopers & Lybrand L.L.P. to perform audit services for the Master Trust.

         Coopers & Lybrand L.L.P. has acted as independent accountants for the Master Trust since its inception in 1989 and had served the predecessor of the Master Trust since its inception. The selection of Coopers & Lybrand L.L.P. was last ratified in 1989 by the shareholders, as holders of shares of the corporation which preceded the Trust. With the reorganization into trust form, the selection is now being ratified by the shareholders, as holders of shares of the successor trust. The services provided by Coopers & Lybrand L.L.P. consist of (1) examination of the Master Trust's annual financial statements, (2) assistance and consultation in connection with filings with the Securities and Exchange Commission and (3) review of tax matters on behalf of the Master Trust.

         Coopers & Lybrand L.L.P. also serves as the independent accountants for State Street Research Exchange Trust, State Street Research Growth Trust, State Street Research Capital Trust and State Street Research Securities Trust, each of which is a registered open-end management investment company for which State Street Research & Management Company serves as investment manager.

         Although a representative of Coopers & Lybrand L.L.P. can attend and make a statement at the meeting if the firm wishes, no representative is expected to be at the meeting; however, the accountants will be available by telephone should the need for consultation arise.

         The Trustees, including those Trustees who are not interested persons of the Master Trust, recommend a vote FOR ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants for the Master Trust.

              VOTES REQUIRED FOR APPROVAL OF PROPOSALS 2 THROUGH 5

     Approval of each of proposals 2 through 4 requires the affirmative vote of a majority of the outstanding voting securities of the Trust as defined in the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting shares means the vote of the lesser of (a) 67% or more of the voting shares present at the meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy or (b) more than 50% of the outstanding voting shares.

     Approval of proposal 5 requires the affirmative vote of a majority of the shares voted at the meeting, provided a quorum is present; that is, more than 50% of the shares voted if the holders of more than 30% of the shares entitled to vote are present or represented by proxy.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Trustees do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

                       NO ANNUAL MEETINGS OF SHAREHOLDERS

     There will be no annual or further special meetings of shareholders of the Trust unless required by applicable law or called by the Trustees in their discretion. In accordance with the 1940 Act, or under the Trust's Master Trust Agreement, as amended, any Trustee may be removed (i) by a written instrument, signed by at least two-thirds of the number of Trustees in office immediately prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by a vote of shareholders holding not less than two-thirds of the shares of the Trust then outstanding, cast in person or by proxy at a meeting called for the purpose. Shareholders holding 10% or more of the shares of the Trust then outstanding can require that the Trustees call a meeting of shareholders for the purpose of voting on the removal of one or more Trustees. In addition, if ten or more shareholders who have been such for at least six months and who hold in the aggregate shares with a net asset value of at least $25,000 or at least 1% of the outstanding Trust shares, inform the Trustees that they wish to communicate with other shareholders, the Trustees will either give such shareholders access to the shareholder list or inform them of the cost involved if the Trust forwards material to shareholders on their behalf. If the Trustees object to mailing such materials, they must inform the Securities and Exchange Commission and thereafter comply with the requirements of the 1940 Act.

     Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Master Trust, One Financial Center, Boston, Massachusetts 02111. Shareholder proposals should be received in a reasonable time before the solicitation is made.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES.



May 21, 1997
Date of Proxy Statement

                                                                       EXHIBIT A


                           FIRST AMENDED AND RESTATED
                          INVESTMENT ADVISORY CONTRACT


        Contract entered into this ______ day of __________, between State Street Research Master Investment Trust, a Massachusetts business trust, having its principal place of business in Boston, Massachusetts (the "Trust"), and State Street Research & Management Company, a Delaware corporation, having its principal place of business in Boston, Massachusetts (the "Adviser").

                                   WITNESSETH:

        That in consideration of the mutual covenants herein contained and the performance herein required, the Trust and the Adviser hereby mutually agree as follows:

        1. Appointment of Adviser. The Trust hereby appoints and employs the Adviser to act as investment adviser for the State Street Research Investment Trust ("Fund") series of the Trust for the term, with the duties, and subject to the conditions as provided in this Contract, and the Adviser hereby accepts such appointment and employment.

        2. Duties of Adviser. The Adviser shall furnish to the Trust such management, investment advisory, statistical and research facilities and services as may be required from time to time by the Trust in operating the Fund.

        3.   Allocation of Expenses.

             (a) The Adviser, at its own expense, shall furnish to the Trust suitable office space and facilities, including all necessary equipment and clerical personnel for managing the affairs and investments of the Fund, in the offices maintained by the Adviser in Boston, Massachusetts or in such other place as may be agreed on from time to time. The Adviser shall also pay the reasonable salaries and fees of the officers of the Trust and all salaries, expenses and costs connected with investment research and statistical work and the operation of the business of the Adviser.

             (b) The Fund shall pay all other expenses of the operation of the Fund, including, without implied limitation, governmental fees, Trustees' fees, interest charges, taxes, membership dues in the Investment Company Institute, fees of independent auditors, of legal counsel and of any transfer agent, registrar and dividend disbursing agent of the Trust, expenses of preparing, printing and mailing share certificates, shareholders' reports, notices, proxy statements and reports to governmental officers and commissions, brokerage expenses, insurance premiums, fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities, keeping of books and accounts and calculation of the net asset value of shares of the Fund, expenses of shareholders meetings, and expenses relating to the issuance, registration and qualification of shares of the Fund.

        The following paragraphs 4(a) and 4(b) would be deleted:

        4.   Compensation of the Adviser.

             (a) As full compensation for the services to be rendered and expenses to be borne by the Adviser as provided in paragraphs 2 and 3(a) hereof, the Fund shall pay, subject to the limitation in subparagraph (b) of this paragraph 4, to the Adviser quarterly, beginning with the effective date hereof, an amount equal to 1/8 of 1% of the average of the values of the net assets of the Fund to and including $200,000,000, an amount equal to 3/32 of 1% of the average of the values of the net assets of the Fund in excess of $200,000,000 to and including $300,000,000, an amount equal to 3/40 of 1% of the average of the values of the net assets of the Fund in excess of $300,000,000 to and including $500,000,000, and an amount equal to 1/16 of 1% of the average of the values of the net assets of the Fund in excess of $500,000,000 for each fiscal quarterly period determined at the close of business on each business day during such fiscal quarter on which the net asset value per share of the Fund is determined pursuant to the provisions of the Master Trust Agreement of the Trust. Such payment for a fiscal quarterly period shall be made by the Fund to the Adviser within ten days following the close of such period. The Adviser shall be entitled to receive as compensation for the fiscal quarter in which falls the effective date of this Contract a payment calculated as above provided on a pro rata basis for the portion of the fiscal quarterly period which shall have elapsed from and after such effective date. If the term of this Contract shall terminate other than on the last day of a fiscal quarter, then the Adviser shall be entitled to receive as compensation a payment calculated as above provided on a pro rata basis for the portion of the fiscal quarterly period which shall have elapsed up to and including such termination date.

             (b) In the event that the total expenses incurred by the Fund in any fiscal year, excluding interest, taxes, brokerage commissions and extraordinary litigation costs, but including payments to the Adviser, shall exceed 1% of the average value of the net assets (computed without deducting amounts borrowed for investment purposes) of the Fund during said fiscal year, based upon computations of such value made as of the close of business on each business day during such fiscal year, then the Adviser shall reimburse the Fund for such excess expenses by making a payment to the Fund in the amount of such excess expenses within thirty days following the close of such fiscal year.

        The following subparagraphs 4(a) and 4(b) would be added:

        4.   Compensation of the Adviser.

             (a) For the services to be provided by the Adviser as set forth herein, the Fund shall pay to the Adviser a monthly fee as soon as practical after the last day of each calendar month, which fee shall be paid

                      (1) for the one year period after approval by shareholders of the Fund, at a rate equal to 0.41% on an annual basis of the average daily net asset value of the Fund for such month, and

                      (2) thereafter, at a rate equal to, on an annual basis
                          0.55% of first $500,000,000 of average daily net assets, 0.50% of the next $500,000,000 of average daily net assets, and 0.45% on all average daily net assets in excess of $1,000,000,000 of the Fund for such month,

In the case of termination of this Agreement with respect to the Fund during any calendar month, the fee for that month shall be reduced proportionately based upon the number of calendar days during which this Agreement is in effect with respect to the Fund, and the fee shall be computed based upon the average daily net asset value of the Fund during such period.

             (b) In the event that the total expenses incurred by the Fund in any fiscal year, excluding interest, taxes, brokerage commissions, extraordinary litigation costs, and expenses pursuant to the Fund's Plan of Distribution Pursuant to Rule 12b-1, but including payments to the Adviser, shall exceed 1% of the average value of the net assets (computed without deducting amounts borrowed for investment purposes) of the Fund during said fiscal year, based upon computations of such value made as of the close of business on each business day during such fiscal year, then the Adviser shall reimburse the Fund for such excess expenses by making payment to the Fund in the amount of such excess expenses within thirty days following the close of such fiscal year.

                               ------------------

        5. Redemption and Repurchase Fee. In consideration for handling the details connected with any redemption of shares of the Fund by a shareholder or with any repurchase of such shares from a shareholder by the Fund, the Adviser will be allowed such portion of the fee, if any, charged the shareholder for said redemption or repurchase pursuant to the provisions of the Master Trust Agreement or By-Laws of the Trust, as amended, as may be agreed on from time to time.

        6.   Covenants of the Adviser.

             (a) The Adviser covenants that it and its officers and directors shall comply with the provisions of Article X of the By-Laws of the Trust during the term of this Contract, to the extent that such provisions are applicable to them.

             (b) The Adviser covenants that during the term of this Contract each of its officers and directors, and each of its employees who is an officer or trustee of the Trust, shall keep the Secretary of the Trust advised on a monthly basis of the names of those issuers (the securities of which are owned by the Fund) in which such officer, director or employee owns more then one half of one percent (1/2 of 1%) of the outstanding shares or securities, or both (taken at market value), of such issuer.

        7.   Effective Date, Duration and Termination of This Contract.

             (a) This Contract shall become effective at the commencement of business on ________________________, and shall remain in effect (unless terminated as hereinafter provided) until ______________________, and from year to year thereafter; provided that this Contract shall continue in effect after ___________________, only so long as

             (1) such continuance is specifically approved at least annually by either (A) the Board of Trustees of the Trust, or (B) "vote of a majority of the outstanding voting securities" (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund, and

             (2) the terms of this Contract are approved at least annually by the vote of a majority of the Trustees of the Trust, who are not parties to the Contract or "interested persons" of any such party (as such terms are used in Section 15(c) of the Investment Company Act of 1940), cast in person at a meeting called for the purpose of voting on such approval.

             (b) This Contract may be terminated at any time without the payment of any penalty by vote of the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund, or by the Adviser, in each case upon sixty calendar days' prior written notice to the other party to the Contract.

             (c) This Contract shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the Investment Company Act of
1940).

        8. Amendments. This Contract may be amended at any time or from time to time by an instrument in writing signed by a duly authorized officer of the Trust and by the Adviser, but no amendment to this Contract shall be effective until

             (1) such amendment is approved by the affirmative "vote of a majority of the outstanding voting securities" (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund and

             (2) the terms of such amendments are approved by the vote of a majority of the Trustees of the Trust, who are not parties to the Contract or "interested persons" of any such party (as such terms are used in Section 15(c) of the Investment Company Act of 1940), cast in person at a meeting called for the purpose of voting on such approval.

        9.   Miscellaneous Provisions.

             (a) For all purposes of this Contract the Adviser shall be deemed to be an independent contractor and not an agent of the Trust, and shall have no authority to act for or represent the Trust in any way.

             (b) The duties of the Adviser under this Contract shall not prevent the Adviser from rendering similar services to other persons, firms, trusts, corporations or other entities.

             (c) The Adviser shall not be subject to liability for any act or omission in the course of, or connected with, its performance of this Contract, except in the case of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or the reckless disregard by the Adviser of its obligations and duties under this Contract.

             (d) Notices under this Contract shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Contract for this purpose shall be One Financial Center, Boston, Massachusetts 02111.

             (e) It is expressly agreed that the obligations of the Trust hereunder, and the authorization, execution and delivery to this document, shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust as individuals or personally, but shall bind only the property of the Fund, as provided in the Master Trust Agreement of the Trust. The Master Trust Agreement of the Trust provides, and it is expressly agreed, that the Fund of the Trust shall be solely and exclusively responsible for the payment of any direct or indirect debts, liabilities and obligations relating to the Fund, and that no other fund shall be responsible for the same.

        IN WITNESS WHEREOF, STATE STREET MASTER INVESTMENT TRUST has caused this instrument to be signed in duplicate on its behalf by a duly authorized officer, and STATE STREET RESEARCH & MANAGEMENT COMPANY has caused this instrument to be signed in duplicate on its behalf by a duly authorized officer, all as of the day and year first above written.



                                                         STATE STREET RESEARCH
                                                         MASTER INVESTMENT TRUST



                                                         By: __________________




                                                         STATE STREET RESEARCH &
                                                         MANAGEMENT COMPANY



                                                         By: __________________

                     STATE STREET RESEARCH INVESTMENT TRUST
                                   a series of
                  State Street Research Master Investment Trust

                                      PROXY

                Special Meeting of Shareholders -- August 8, 1997

The undersigned hereby appoints Ralph F. Verni, Francis J. McNamara, III and Darman A. Wing, and each of them, as proxies with full power of substitution to act for and vote on behalf of the undersigned all shares of State Street Research Investment Trust (the "Trust"), a portfolio series of State Street Research Master Investment Trust, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the principal offices of the Trust, One Financial Center, 31st Floor, Boston, Massachusetts 02111, at 4 p.m. on August 8, 1997, or at any adjournments thereof, on the following items as set forth in the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement.

If a choice is specified for a proposal, this proxy will be voted as indicated. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF NO CHOICES ARE SPECIFIED FOR ANY PROPOSALS, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Board of Trustees recommends a vote FOR all proposals.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement dated May 21, 1997. PLEASE INDICATE ANY CHANGE OF ADDRESS BELOW. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE

1.   Election of Trustees                                                                    / /               / /
                                                                                             FOR            WITHHOLD
Nominees:  Steve A. Garban, Malcolm T. Hopkins, Edward M. Lamont,                 all nominees listed   authority to vote
           Robert A. Lawrence, Dean O. Morton, Thomas L. Phillips,                 (except as noted     for all nominees
           Toby Rosenblatt, Michael S. Scott Morton, Ralph F. Verni,              in space provided)      listed
           Jeptha H. Wade

To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

-------------------------------------------------------------


                                                                                                 FOR        AGAINST        ABSTAIN

2.   To amend the Trust's investment advisory contract to increase the management fee            / /          / /             / /
     and to make related changes.
3.   To amend the Trust's fundamental policy on lending to permit securities lending.            / /          / /             / /
4.   To amend the Trust's fundamental policies regarding diversification of investments.         / /          / /             / /
5.   To ratify the selection of Coopers & Lybrand L.L.P. as the Trust's independent              / /          / /             / /
     accountants.


     IT IS IMPORTANT THAT THIS PROXY BE

     SIGNED AND RETURNED IN THE ENCLOSED

     ENVELOPE.

NOTE: Please date and sign exactly as name or
names appear hereon and return in the             Signature: __________________
enclosed envelope, which requires no              Date: ______________________
postage.  When signing as attorney,               Signature: __________________
executor, trustee, guardian or officer of         Date: ______________________
a corporation, please give title as such.

                              REQUEST TO RECONSIDER
                       PRIOR [ABSTENTION] ["AGAINST" VOTE]

     (date)

To Shareholders of the
State Street Research Investment Trust

Recently we solicited your proxy vote on a number of important proposals. Because you returned a proxy form which indicated that you [abstained from voting on] [voted "against"] one or more proposals that are still open, we are contacting you again to ask that you reconsider your [abstention] [vote "against"] and vote in favor of the proposals. The Trust is very close to the requisite vote to approve the proposals and your vote may make a difference. The meeting has been adjourned to allow more time to obtain votes.

The open proposals are proposal(s) [proposal number(s)]. The proposal(s) would help the Trust achieve its investment objective. If the proposals are approved, the Investment Manager would have resources with which to manage the Trust and have more investment flexibility in the future to adapt to changing market environments, and to invest in a broader range of investment vehicles, all in the best interests of shareholders. The proposals are described in more detail in the Proxy Statement. Please call 1-800-562-0032 if you need another copy of the Proxy Statement.

Please indicate your vote, sign and return promptly the enclosed Supplemental Proxy form in the special accompanying envelope which will expedite processing and does not require any postage from you. (If your return envelope is for Federal Express, call for free pick-up at 1-800-238-5355.)

You may receive a telephone call urging you to return your Supplemental Proxy form. If you have any questions, please contact State Street Research Shareholder Services toll-free nationwide at 1-800-562-0032 between 8 a.m. and 6 p.m.
Eastern Standard Time.

     Thank you.

                                     State Street Research
                                     Shareholder Services

Note:

     In come cases, persons with the same tax identification number and mailing address may have received proxy solicitation materials for different accounts in one package.

                     STATE STREET RESEARCH INVESTMENT TRUST
                                   a series of
                  State Street Research Master Investment Trust

                             SUPPLEMENTAL PROXY FORM

                Special Meeting of Shareholders -- August 8, 1997

The undersigned hereby submits this Supplemental Proxy to make the below indicated changes to the [vote(s)] [abstention(s)] previously submitted by the undersigned in connection with a Special Meeting of Shareholders as described in a related Proxy Statement dated May 21, 1997.

THIS SUPPLEMENTAL PROXY WILL SUPERCEDE ANY PRIOR PROXY FORM SUBMITTED.

If a choice is specified for a proposal, this proxy will be voted as indicated. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF NO CHOICES ARE SPECIFIED FOR ANY PROPOSALS, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. The Board of Trustees recommends a vote FOR all proposals.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. PLEASE DETACH AND RETURN BOTTOM PORTION IN THE ENCLOSED ENVELOPE

------------------------------------------------------------------------------

1.   Election of Trustees                                                                    / /                 / /
                                                                                             FOR              WITHHOLD
Nominees:     Steve A. Garban, Malcolm T. Hopkins, Edward M. Lamont,                 all nominees listed  authority to vote
              Robert A. Lawrence, Dean O. Morton, Thomas L. Phillips,                 (except as noted    for all nominees
              Toby Rosenblatt, Michael S. Scott Morton, Ralph F. Verni,              in space provided)        listed
              Jeptha H. Wade

To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

------------------------------------------------

                                                                                                 FOR        AGAINST        ABSTAIN
2.   To amend the Trust's investment advisory contract to increase the management fee            / /          / /             / /
     and to make related changes.
3.   To amend the Trust's fundamental policy on lending to permit securities lending.            / /          / /             / /
4.   To amend the Trust's fundamental policies regarding diversification of investments.         / /          / /             / /
5.   To ratify the selection of Coopers & Lybrand L.L.P. as the Trust's independent              / /          / /             / /
     accountants.

     IT IS IMPORTANT THAT THIS PROXY BE
     SIGNED AND RETURNED IN THE ENCLOSED
     ENVELOPE.

NOTE: Please date and sign exactly as name or
names appear hereon and return in the            Signature: __________________
enclosed envelope, which requires no             Date: ______________________
postage.  When signing as attorney,              Signature: __________________
executor, trustee, guardian or officer of        Date: ______________________
a corporation, please give title as such.